RESTATED BY-LAWS
                                  OF
                     THE MANITOWOC COMPANY, INC.
                       (Adopted June 16, 1971)


                    1/(Amended August 14, 1972)
                    2/(Amended November 7, 1972)
                    3/(Amended March 19, 1973)
                    4/(Amended May 5, 1975)
                    5/(Amended August 17, 1981)
                    6/(Amended August 20, 1984)
                    7/(Amended September 5, 1986)
                    8/(Amended November 3, 1986)
                    9/(Amended August 21, 1987)
                   10/(Amended February 19, 1988)
                   11/(Amended August 12, 1988)
                   12/(Amended November 7, 1988)
                   13/(Amended June 23, 1989)
                   14/(Amended June 22, 1990)
                   15/(Amended August 9, 1990)
                   16/(Amended February 15, 1991)
                   17/(Amended August 12, 1992)
                   18/(Amended November 3, 1992)
                   19/(Amended February 1, 1994)
                   20/(Amended August 9, 1994)


                              ARTICLE I.

                               OFFICES

19/ Section 1. Principal Office. The principal office of the Corporation in the State of Wisconsin shall be located at 700 East Magnolia Avenue, Suite B, in the City of Manitowoc, County of Manitowoc. The Corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     Section 2. Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but not need be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.



                             ARTICLE II.

                             SHAREHOLDERS

1/11/12/14/16
     Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday in November in each year for the purpose of electing Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these By-Laws.

     To be  properly  brought before  the  meeting, business  must  be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting date set in this Section 1; provided, however, that in the event that the meeting is not held within ten (10) business days of the date set in this Section 1 and less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth
(15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at an adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

6/ Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-half of all the outstanding shares of the Corporation entitled to vote at the meeting.

 16/ Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation in the State of Wisconsin.

7/16/ Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or, in the case of a special meeting called at the request of shareholders, not less than twenty-five days) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid .

16/  Section 5.    Voting  and Record  Date.     At  each  meeting  of
shareholders, whether annual or special, each shareholder shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, and each shareholder shall have one vote for each share registered in his or her name on the books of the Corporation at the close of business on a record date which shall be not more than seventy (70) days prior to the date of the meeting as such record date is fixed by the Board of Directors.



16/ Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each, which list shall be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting at the Corporation's principal office and at the time and place of the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     Section 9.  Voting of Shares.    Each outstanding share  entitled
to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

16/ Section 10. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

16/ Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.




                             ARTICLE III.

                          BOARD OF DIRECTORS


     Section 1.   General Powers.    The business  and affairs of  the
Corporation shall be managed by its Board of Directors.

6/8/9/10/11/13/14/15/17/18/
     Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall not be less than seven (7) nor more than nine (9). The Directors shall be divided into three classes which are as nearly equal in number as circumstances permit from time to time. Each Director shall be elected to serve a term of three (3) years (except that directors may be elected for shorter terms as necessary in order to fill vacancies in particular classes of Directors), and the respective terms of all directors of one class shall expire at each annual meeting of shareholders. Each Director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner provided in the Articles of Incorporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation. Any Director that is also an employee shall, upon retirement or resignation as an employee, cease to be a member of the Board of Directors.

12/16/
     Section 3. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at a meeting of shareholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this
Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty
(50) days nor more than seventy-five (75) days prior to the meeting date set under the provisions of these By-Laws; provided, however, that in the event that the meeting is not held within ten (10) business days of the date set in these By-Laws and less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to [Regulation 14A] under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of the shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

1/12/16/
     Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held within 30 days after the annual meeting of shareholders, and each adjourned session thereof, and at any other time as determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.

12/ Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within the Continental United States, as the place for holding any special meeting of the Board of Directors called by them.


12/16/
     Section 6. Notice. Notice of any special meeting of the Board of Directors shall be given at least forty-eight (48) hours before the date of the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, by word of mouth, telephone or radiophone personally, or written notice mailed to each Director at his business address, or by telegram. Whenever any notice is required to be given to any Director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of any Statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these By-Laws or By-Law.

6/ Section 9. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled for the balance, if any, of the unexpired term by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors. For the purposes of this section, the term "vacancy" shall include the disability of any Director to the point where he cannot attend Directors' meetings or effectively discharge his duties as a Director.

     Section 10. Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all Directors for services to the Corporation as Directors, officers or otherwise, or may delegate such authority to an appropriate committee.

     Section 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of Directors fixed by Section 2 of the Article III may designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action with respect to declaration of dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the Chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

4/ Section 13. Informal Action by Directors and Committees. Any action required to be taken at a meeting of the Board of Directors or a committee thereof, or any action which may be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of a committee thereof, entitled to vote with respect to the subject matter thereof.

14/16/
     Section 14. Telephonic Meetings. Unless otherwise provided by the Articles of Incorporation or these By-Laws, the Board of Directors of the Corporation (and any committees thereof) may participate in regular or special meetings by, or through the use of, any means of communication by which (i) all Directors participating may simultaneously hear each other, such as by conference telephone, or
(ii) all communication is immediately transmitted to each participating Director, and each participating Director can immediately send messages to all other participating Directors. A Director participating in a meeting by such means shall be deemed present in person at such meeting. If action is to be taken at any such telephonic Board of Directors meeting on any of the following:
(i) a plan of merger or consolidation; (ii) a sale, lease, exchange or other disposition of substantial property or assets of the Corporation; (iii) a voluntary dissolution or the revocation of voluntary dissolution proceedings; or (iv) a filing for bankruptcy, then the identity of each Director participating in such meeting must be verified by the disclosure of each such Director's social security number to the Secretary of the Corporation before a vote may be taken on any of the foregoing matters.


                           3/  ARTICLE IV.

                               OFFICERS

5/ Section 1. Number. The principal officers of the Corporation shall be a Chairman of the Board (if the Board of Directors determines to elect one), a Vice Chairman of the Board (if the Board determines to elect one), a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice President and President and Secretary. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall elect or appoint, from time to time and for such periods or without limitation as to time as the Board shall order.

     Officers of the Corporation may apply their titles to their duties on behalf of the various divisions of the Corporation. The Board of Directors may, as it deems necessary, authorize the use of additional official titles by individuals whose duties in behalf of the various divisions of the Corporation so warrant, the authority of such divisional offices to be confined to the appropriate divisions.

     Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

     Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Chairman of the Board. The Chairman of the Board (if the Board of Directors determines to elect one) shall preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 7 as Chief Executive Officer of the Corporation.

5/ Section 6. Vice Chairman of The Board. The Vice Chairman of the Board (if the Board of Directors determines to elect one) shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors, including without limitation his designation pursuant to Section 8 as Chief Executive Officer of the Corporation.

5/ Section 7. President. The President, unless the Board of Directors shall otherwise order pursuant to Section 8, shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the Board of Directors unless the Board shall have elected a Chairman of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the
Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors determines not to elect a Chairman of the Board or a Vice Chairman of the Board, or in the event of his or their absence or disability, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.

5/ Section 8. Chairman of the Board as Chief Executive Officer. The Board of Directors may designate the Chairman of the Board, the Vice Chairman of the Board or the President, as the Chief Executive Officer of the Corporation. In any such event, the Chairman of the Board, the Vice Chairman of the Board or the President, shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 7, and all references to the President in these By-Laws shall be regarded as references also to the Chairman of the Board or Vice Chairman of the Board, as such Chief Executive Officer, except where a contrary meaning is clearly required.

     In further consequence of designating the Chairman of the Board or the Vice Chairman of the Board as the Chief Executive Officer, the President shall thereby become the Chief Operating Officer of the Corporation. He shall, in the absence of the Chairman of the Board or of the Vice Chairman of the Board, preside at all meetings of shareholders and Directors. During the absence or disability of the Chairman of the Board or the Vice Chairman of the Board, he shall exercise the functions of the Chief Executive Officer of the
Corporation. He shall have authority to sign all certificates, contracts, and other instruments of the Corporation necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors, the Chairman of the Board or the Vice Chairman of the Board. He shall have the authority, subject to such rules, directions, or orders, as may be prescribed by the Chairman of the Board or the Vice Chairman of the Board, or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

5/ Section 9. The Vice Presidents. At the time of election, one or more of the Vice Presidents may be designated Executive Vice President and one or more of the Vice Presidents may be designated Senior Vice President. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Executive Vice President, or if more than one, the Executive Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, or in the event of his or their inability to act then the Senior Vice President or if more than one, the Senior Vice Presidents in the order designated at the time of their election, or in the absence of any such designation then in the order of their election, or in the event of his or their inability to act, then the other Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

5/ Section 10. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate Records and of the Seal of the Corporation and see that the Seal of the Corporation is affixed to all documents the execution of which on the behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

5/ Section 11. The Treasurer. The Treasurer shall: (a) have charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4, Article V; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

5/ Section 12. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.


5/ Section 13. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

5/ Section 14. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

4/5/16/
     Section 15. Liability of Directors and Officers and Employee Fiduciaries. No Director shall be liable to the Corporation, its shareholders, or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (a) willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director has a material conflict of interest; (b) violation of criminal law, unless the Director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) transaction from which the Director derived an improper personal profit; (d) willful misconduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as an officer, or employee fiduciary as that term is defined in the Employment Retirement Security Act of 1974 (hereinafter, and in
Section 15 of this Article IV, called "employee fiduciary") of the Corporation or of any other corporation which he serves as an officer, or employee fiduciary at the request of the Corporation, in good faith, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or upon statements made or information furnished by officers or employees of the Corporation which he had reasonable grounds to believe to be true. The foregoing shall not be exclusive of other rights and defenses to which he may be entitled as a matter of law.

4/5/16/
     Section 16. Indemnity of Officers and Directors and Employee Fiduciaries. Every person who is or was a Director or officer or employee fiduciary of the Corporation, and any person who may have served at its request as a Director or officer or employee fiduciary of another Corporation in which it owns shares of capital stock or of which it is a creditor, shall (together with the heirs, executors and administrators of such person) be indemnified by the Corporation against all costs, damages and expenses asserted against, incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding, including criminal proceedings, to which he is made or threatened to be made a party by reason of his being or having been such Director or officer or employee fiduciary, upon a determination by or on behalf of the Corporation that the Director, officer or employee fiduciary did not breach or fail to perform a duty constituting any of the following: (a) willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or officer has a material conflict of interest;
(b) violation of the criminal law, unless the Director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) transaction from which the Director or officer derived an improper personal profit; (d) willful misconduct. This indemnity shall include reimbursement of amounts and expenses incurred and paid in settling any such claim, action, suit or proceeding. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of guilty or nolo contendere or its equivalent shall not create a presumption that such Director or officer or employee fiduciary is not entitled to indemnification under this Section 16.

     The Corporation, by its Board of Directors, may indemnify in like manner, or with any limitations, any employee or former employee of the Corporation with respect to any action taken or not taken in his capacity as such employee.

     The foregoing rights of indemnification shall be in addition to all rights to which officers, Directors or employees may be entitled as a matter of law.



                            ARTICLE V.

                CONTRACTS, LOANS, CHECKS AND DEPOSITS

3/ Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, when necessary or required, shall affix the Corporate Seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.


                             ARTICLE VI.

             CERTIFICATES FOR SHARES AND THEIR TRANSFERS

     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. Facsimile Signatures and Seal. The Seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

     Section 3. Signature by Former Officers. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 4. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the Corporation's transfer agent, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     Section 5. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

     Section 6. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the Statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer
and  registration   of  certificates   representing  shares   of   the
Corporation.


                             ARTICLE VII.

                             FISCAL YEAR

20/  Section 1.   Fiscal Year.    The fiscal  year of the  Corporation
shall end on the thirty-first day of December of each calendar year.




                            ARTICLE VIII.

                              DIVIDENDS

     Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

     Section 2. Record Date. The Board of Directors may, but shall not be obligated to, order the stock books of the Corporation closed so as to prevent any stock from being transferred of record for a period not exceeding two (2) weeks prior to the date fixed for the payment of any dividend, or in the alternative, may fix a record date for the determination of those shareholders entitled to receive such dividend, which record date, if so fixed, shall be not more than four
(4) weeks prior to the date fixed for the payment of such dividend.


                             ARTICLE IX.

                                 SEAL

     Section 1. Seal. The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of Incorporation and the words "Corporate Seal."


                            6/  ARTICLE X.

                              AMENDMENTS

     Section 1. By Shareholders. These By-Laws may be altered, amended or repealed and new By-Laws adopted by a vote of the holders of a majority of outstanding shares entitled to vote which are present at any annual or special meeting of the shareholders at which a quorum is in attendance; provided, however, that no amendment of Section 2 of Article II, or of Section 2 or Section 9 of Article III, or of this Article X, by the shareholders shall be effective unless it shall have been adopted by a vote of the holders of not less than two-thirds (2/3) of all outstanding shares entitled to vote.

     Section 2. By Directors. These By-Laws may also be altered, amended or repealed and new By-Laws adopted by the Board of Directors by affirmative vote of a majority of the entire Board of Directors, but no By-Law adopted by the shareholders shall be amended or repealed by the Board of Directors if the By-Law so adopted so provides.


                       THIS INSTRUMENT DRAFTED
                                  BY
                        ATTORNEY A. F. RANKIN,
                        MANITOWOC,  WISCONSIN